Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

Endurance Announces Terms of Variable Forward Equity Transaction

PEMBROKE, Bermuda — September 11, 2007 — Endurance Specialty Holdings Ltd. (NYSE: ENH) (the “Company”) announced today the terms of its equity forward sale agreement under which it is entitled to sell ordinary shares to an affiliate of Deutsche Bank Securities Inc., referred to as the “forward counterparty”, for proceeds of approximately $150 million. Under the terms of the forward sale agreement, the Company will sell an aggregate of between 2,984,772 and 4,786,827 ordinary shares to the forward counterparty, subject to the Company’s right to cash settle or net share settle all or a portion of such agreement.

The forward counterparty is initially selling 2,200,000 ordinary shares through Deutsche Bank Securities Inc. in a public offering at $39.50 per share in order to hedge its position under the forward sale agreement. The forward counterparty has advised the Company that it intends to borrow the shares to be sold in this transaction from one or more third-party share lenders.

The forward sale agreement is composed of forty separate components. Subject to the Company’s right to elect cash or net share settlement with respect to all of or a portion of the components of the forward sale agreement, or to terminate early or accelerate any component of the forward sale agreement, the forward sale agreement will be physically settled, by delivery of the requisite number of the Company’s ordinary shares, over a forty business day period beginning July 20, 2010, subject to adjustment in certain circumstances, with each day in each such period relating to a single component.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the ordinary shares in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Deutsche Bank Securities Prospectus Department, 100 Plaza One, Second Floor, Jersey City, NJ 07311, or by calling 800-503-4611.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. Endurance’s operating subsidiaries have been assigned a group rating of A (stable outlook) from Standard & Poor’s, A- (positive outlook) (Excellent) from A.M. Best and A2 by Moody’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.